                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274


            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JANUARY 12, 2006


                                                       Dated: January 12, 2006


                                 STATE OF ISRAEL
                        5-YEAR FLOATING RATE LIBOR BONDS

Initial Interest Rate for the Bonds purchased during the JANUARY, 2006 is 4.95%. This interest rate was calculated as follows:


Applicable LIBOR         +    Number of basis points set by        =     Initial Interest Rate:
for December 29, 2005:        State of Israel at beginning               ----------------------
----------------------        of this semi-monthly sales period:
                              ----------------------------------

4.75%                         20 BASIS POINTS                            4.95%


Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds.

Bonds purchased during the sales period of February, 2006 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.